CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of NexPoint Strategic Opportunities Fund of our report dated March 1, 2019, relating to the financial statements and financial highlights, which appears in the NexPoint Strategic Opportunities Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

April 26, 2019

PricewaterhouseCoopers LLP, 2121 N. Pearl Street, Suite 2000, Dallas, TX 75201 T: (214) 999 1400, F: (214)754 7991, www.pwc.com/us